Exhibit 10.2

Deferred Common Share/Dividend Equivalent Award and Stock Option Grant Agreement

Under the NSTAR 2007 Long Term Incentive Plan

Agreement entered into as of the 3rd day of May, 2007 by and between NSTAR, a Massachusetts business trust,  (the "Company") and ___________________, an employee of the Company or one of its subsidiaries  (the "Employee") pursuant to the NSTAR 2007 Long Term Incentive Plan (the "Plan").

This Agreement evidences the award by the Company on May 3, 2007 to the Employee of: 1) the right to receive, without payment,   __________ common shares of the Company  ("Common Shares ") on a deferred basis (the "Deferred Common Share Award"); 2) the right to receive such additional Common Shares, on a deferred basis, equal in value to the dividends which would have been paid with respect to the Common Shares underlying the Deferred Share Award, had such Common Shares been issued to the Employee on May 3, 2007 ("Dividend Equivalent Common Shares”); and 3) the grant  by the Company to the Employee of the number of stock options set forth below, such awards and such grant made under the terms and conditions set forth both in this Agreement and the Plan.

1.         Deferred Common Share and Dividend Equivalent Awards.

Employee is hereby awarded the right to receive, without payment, the following number of Common Shares (plus the applicable number of Dividend Equivalent Common Shares) on the following dates:

Common Shares to vest on May 3, 2008
Common Shares to vest on May 3, 2009
Common Shares to vest on May 3, 2010

2.         Grant of Option.

Employee is further hereby awarded the grant of an option to purchase, in whole or in part, a total of __________ Common Shares at $ _______ per Common Share, which amount is equal to the fair market value (as defined in the Plan) of the Common Shares on the date of grant of this option.  The Final Exercise Date of this grant of option is May 3, 2017.

The option granted hereunder will vest and be exercisable in the following installments prior to the Final Exercise date:

Common Shares to vest on May 3, 2008
Common Shares to vest on May 3, 2009
Common Shares to vest on May 3, 2010

3.         Provisions of the Plan.

This Agreement and the awards and grants set forth herein shall be subject to and shall be governed by the terms set forth in the Plan, a copy of which has been furnished to the Employee and which is incorporated by reference into this Agreement.

IN WITNESS WHEREOF, the Company by its duly authorized official and the Employee have each caused this Agreement to be executed as of the date set forth above.

NSTAR

By	/s/TIMOTHY R. MANNING
Timothy R. Manning
Senior Vice President-Human Resources

Employee Signature